UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4116383	001-38352
(State of Incorporation)	(I.R.S. Employer Identification No.)	(Commission File Number)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As previously announced on September 3, 2019, Prime Security Services Borrower, LLC, (“Prime Borrower”), an indirect wholly owned subsidiary of ADT Inc. (“ADT”), is seeking to amend its existing First Lien Credit Agreement, dated July 1, 2015, as amended and restated May 2, 2016, June 23, 2016, December 28, 2016, February 13, 2017, June 29, 2017, March 16, 2018, December 3, 2018 and March 15, 2019 (effective April 4, 2019), among Prime Borrower, as borrower, Prime Security Services Holdings, LLC, as holdings, the lenders party thereto and Barclays Bank PLC, as administrative agent, and extend the maturity of the term loans thereunder. ADT intends to use the proceeds of this amendment, along with $500 to $750 million of First Lien Senior Secured Notes, to refinance its existing First Lien Senior Secured Term Loan due 2022 and First Lien Senior Secured Notes due 2020, and pay associated fees, expenses and early call premiums. Prime Borrower expects to have a meeting with its lenders on September 5, 2019 in connection with the amendment. The amendment is subject to market and other conditions, and may not occur as described or at all. In connection with the amendment, ADT is providing the information attached as Exhibit 99.1 hereto.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Forward Looking Statements

ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to not occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is furnished as part of this Report on Form 8-K:

Exhibit	Description

99.1	Disclosure provided by ADT Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 4, 2019	ADT Inc.

	By:	/s/ Jeffrey Likosar
Jeffrey Likosar
Chief Financial Officer